EXHIBIT 99.C2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post Effective Amendment No. 9 to the Registration Statement on Form S-6 of our report dated November 22, 2002, relating to the financial statements and financial highlights of MidCap SPDR Trust, Series 1, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in such Prospectus.

PricewaterhouseCoopers LLP
New York, New York

January 23, 2003